Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

MARATHON PETROLEUM CORPORATION

AMENDED AND RESTATED
BYLAWS OF
MARATHON PETROLEUM CORPORATION

AMENDED AND RESTATED
BYLAWS
OF
MARATHON PETROLEUM CORPORATION

The Board of Directors of Marathon Petroleum Corporation (the “Corporation”) by resolution has duly adopted these Amended and Restated Bylaws (these “Bylaws”) pursuant to Section 109 of the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE I
STOCKHOLDERS

Section 1.1    Annual Meetings. The Corporation shall hold an annual meeting (each an “Annual Meeting”) of the holders of its capital stock (each, a “Stockholder”) each calendar year for the election of Directors of the Corporation (each, a “Director”) at such date, time and place as the Board of Directors of the Corporation (the “Board”) by resolution may designate, or if the Board does not designate a date, time and place, the Annual Meeting will be held at 10:00 a.m., Eastern Time, on the last Thursday in April, at the principal executive office of the Corporation. The Corporation may transact any other business, or act on any proposal, at an Annual Meeting which has properly come before that meeting in accordance with Section 1.10. The Corporation may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

Section 1.2    Special Meetings.

(a)     Calling of Special Meetings. Any of the following may call a special meeting of Stockholders for any purpose or purposes at any time and designate the date, time and place of any such meeting: (i) the Chairman of the Board; (ii) the Chief Executive Officer (iii) the Board pursuant to a resolution approved by a majority of the Directors then in office; or (iv) the Board, upon the written request of Stockholders owning (as defined in Section 2.12) at least twenty-five percent (25%), in the aggregate, of the voting power of the then issued and outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors (the “Requisite Percentage”). Except as the Restated Certificate of Incorporation of the Corporation (as amended or amended and restated from time to time and including each certificate of designation, if any, respecting any class or series of preferred stock of the Corporation which has been executed, acknowledged and filed in accordance with the DGCL (the “Certificate of Incorporation”)) or the DGCL or any other applicable law, statute, rule or regulation (collectively, “Applicable Laws”) otherwise require, no other person or persons may call a special meeting of Stockholders. The Corporation may postpone, reschedule or cancel any special meeting of stockholders previously called pursuant to clause (i) – (iii) of this paragraph (a).

(b)     Stockholder Requested Special Meetings.

(i)Any request by Stockholders for a special meeting must be signed by each Stockholder, or a duly authorized agent, requesting such special meeting and include: (A) the specific purpose of the meeting, the matters proposed to be acted on at the meeting and the reasons for conducting such business at the meeting; (B) the name and address of each such Stockholder and the date of signature; (C) the number of shares of capital stock owned of record or beneficially by each such Stockholder; (D) documentary evidence that the requesting Stockholders in the aggregate own the Requisite Percentage, provided that if any of the requesting Stockholders are not the record owners of the shares representing any portion of the Requisite Percentage, then to be valid, the request by Stockholders must also include documentary evidence that any beneficial owners on whose behalf the request is made beneficially own the relevant portion of the Requisite Percentage; (E) all information relating to each such Stockholder that would be required to be disclosed in solicitations of proxies for the election of Directors (even if the election of Directors is not the subject of the special meeting request) or would otherwise be required, in each case pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (or any successor provision of the Exchange Act or the rules or regulations promulgated thereunder), whether or not Section 14 of the Exchange Act is then applicable to the Corporation; (F) the information required for matters to be properly brought by Stockholders before an Annual Meeting as set forth in Section 1.10 and Section 2.10, as applicable, with respect to any nomination to the Board or other business proposed to be presented at the special meeting and as to the Stockholders requesting the meeting (or the persons on whose behalf the Stockholder is acting, as applicable); (G) a representation that each requesting Stockholder, or one or more representatives of each such stockholder, intends to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting; and (H) an agreement by the requesting Stockholders to notify the Corporation promptly in the event of any disposition prior to the special meeting of shares of the Corporation owned of record or beneficially owned and an acknowledgement that any such disposition shall be deemed to be a revocation of such special meeting request with respect to such disposed shares. In addition, the requesting Stockholders and the beneficial owners, if any, on whose behalf the special meeting request is being made shall promptly provide any other information reasonably requested by the Corporation.

(ii)Any requesting Stockholder who delivered (and has not revoked) a valid special meeting request shall further update and supplement such request, if necessary, so that the information provided or required to be provided in such request shall be true and correct as of the record date for the determination of Stockholders entitled to vote at the special meeting and as of the date that is 10 business days prior to the special meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received at, the principal executive office of the Corporation not later than five business days after the record date for the determination of Stockholders entitled to vote at the special meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the special meeting and, if practicable (or, if not practicable, on the first practicable date prior to), any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the special meeting or any adjournment or postponement thereof).

(iii)    A special meeting request shall not be valid (and the Board shall have no obligation to call a special meeting in respect of such special meeting request) if it (A) does not comply with these Bylaws, the Certificate of Incorporation or applicable law; (B) relates to an item of business that is not a proper subject for Stockholder action under these Bylaws, the Certificate of Incorporation or applicable law; (C) is an item of business that is the same or substantially similar to a matter that was presented at a meeting of Stockholders occurring within 90 days preceding the date of the Stockholders’ request for a special meeting; (D) relates to an item of business that is the same or substantially similar to a matter included in the Corporation’s notice to be brought before a meeting of Stockholders that has been called but not yet held; (E) is delivered during the period commencing 90 days prior to the first anniversary of the previous year’s Annual Meeting and ending on the date of the next Annual Meeting; or (F) was made in violation of Regulation 14A under the Exchange Act, to the extent applicable, or other Applicable Laws. For purposes of this Section 1.2(b), the nomination, election or removal of directors shall be deemed to be the same or substantially similar to all items of business involving the nomination, election or removal of directors, changing the size of the Board and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors.

(iv)    In determining whether a special meeting of stockholders has been requested by the record holders of shares representing in the aggregate at least the Requisite Percentage, multiple special meeting requests delivered to the Secretary will be considered together only if (i) each special meeting request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board) and (ii) such special meeting requests have been dated and delivered to the Secretary within 60 days of the earliest dated special meeting request identifying substantially the same purpose or purposes. Stockholders may revoke the request for a special meeting at any time by written revocation delivered to the Secretary of the Corporation (the “Secretary”) and if, following such revocation, there are un-revoked requests from Stockholders owning in the aggregate less than the Requisite Percentage, the Board, in its discretion, may cancel the special meeting. A special meeting request shall be deemed revoked (and any meeting scheduled in response may be canceled) if the Stockholders submitting the special meeting request, and any beneficial owners on whose behalf they are acting, do not continue to own (as defined in Section 2.12) in the aggregate at least the Requisite Percentage at all times between the date the special meeting request is received by the Corporation and the date of the applicable special meeting of Stockholders, and the requesting Stockholder shall promptly notify the Secretary of any decrease in ownership of shares of the Corporation that results in such a revocation. If, as a result of any such revocation, there are no longer valid unrevoked written requests representing the Requisite Percentage, there shall be no requirement to call or hold a special meeting of Stockholders. If none of the requesting Stockholders appears or sends a duly authorized agent to present the business to be presented for consideration that was specified in the relevant special meeting request, the Corporation need not present such business for a vote at such special meeting.

(v)    Business transacted at a special meeting requested by Stockholders shall be limited to the purpose stated in such request; provided, however, that the Board shall be able to submit additional matters to Stockholders at any such special meeting.

Section 1.3    Notice of Meetings. By or at the direction of the Chairman of the Board, the Chief Executive Officer or the Secretary, whenever Stockholders are to take any action at a meeting, the Corporation will give a notice of that meeting to the Stockholders of record, as of the record date established pursuant to Section 1.4 for determining Stockholders entitled to notice of that meeting, which notice shall state the date, time and place of the meeting, the means of remote communications, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at the meeting, the record date for determining the Stockholders entitled to vote at the meeting, if such date is different from the record date for determining Stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which that meeting is called. Unless the Certificate of Incorporation, these Bylaws, the DGCL or other Applicable Laws otherwise require, the Corporation will give the notice of any meeting of Stockholders not less than 10 nor more than 60 days before the date of that meeting. Notice of any meeting of Stockholders need not be given to any Stockholder (a) if waived by such Stockholder in accordance with Section 7.6 or (b) to whom (i) notice of two consecutive Annual Meetings, and all notices of meetings to such person during the period between such two consecutive Annual Meetings, or (ii) all, and at least two, payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, in either case (i) or (ii) above, have been mailed addressed to such person at such person’s address as shown on the records of the Corporation and have been returned as undeliverable; provided, however, that the exception in Section 1.3(b)(i) shall not be applicable to any notice given by electronic transmission that is returned as undeliverable. Any action or meeting taken or held without notice to such person shall have the same force and effect as if the notice had been duly given. If any person to whom notice need not be given in accordance with Section 1.3(b) delivers to the Corporation a written notice setting forth such person’s then current address, the requirement that notice be given to such person shall be reinstated.

Section 1.4    Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board by resolution may fix a record date, which record date: (a) must not precede the date on which the Board adopts the resolution; (b) in the case of a determination of Stockholders entitled to vote at any meeting of Stockholders or adjournment thereof, (i) will, unless Applicable Laws otherwise require, not be more than 60 nor less than 10 days before the date of the meeting and (ii) may, unless Applicable Laws otherwise require, be as of a date that is later than the record date established by the Board pursuant to this Section 1.4 to determine the Stockholders entitled to notice of that meeting; and (c) in the case of any other action, will not be more than 60 days prior to that other action. If the Board does not fix a record date, (1) the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders will be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived in accordance with Section 7.6, at the close of business on the day next preceding the day on which the meeting is held and (2) the record date for determining Stockholders for any other purpose will be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders will apply to any adjournment of that meeting; provided, however, that the Board by resolution may fix a new record date for purposes of determining Stockholders entitled to notice of or to vote at the adjourned meeting.

Section 1.5    List of Stockholders Entitled to Vote. At least 10 days before each meeting of Stockholders, the Corporation will prepare a list of the Stockholders entitled to vote at that meeting pursuant to the requirements of section 219 of the DGCL as in effect at that time.

Section 1.6    Adjournments. Any meeting of Stockholders, annual or special, may be adjourned from time to time by (a) the Chairman of the Board or other Director or officer presiding over the meeting or (b) by the Stockholders representing a majority of shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on any matter brought before the meeting, whether or not a quorum is present, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof, and the means of remote communications, if any, by which Stockholders and proxy holders may be deemed to be present and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business it might have transacted at the original meeting. If the adjournment is for more than 30 days or if, after adjournment the Board fixes a new record date for determining Stockholders entitled to notice of or to vote at the adjourned meeting, the Corporation will give notice of the adjourned meeting to each Stockholder of record (as of the applicable record date for determining Stockholders entitled to notice of the adjourned meeting) in accordance with Section 1.3.

Section 1.7    Quorum. Except as the Certificate of Incorporation, these Bylaws, the DGCL or other Applicable Laws otherwise provide: (a) at each meeting of Stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at the meeting will be necessary and sufficient to constitute a quorum; and (b) the holders of capital stock of the Corporation so present and entitled to vote at any duly convened meeting at which the necessary quorum has been ascertained may continue to transact business until that meeting adjourns notwithstanding any withdrawal from that meeting of shares of capital stock counted in determining the existence of that quorum. Any shares held in the street name for which voting instructions have not been received from the beneficial owner and for which the broker does not have discretionary authority to vote (“Broker non-votes”) shall be considered present at the meeting for purposes of the determination of a quorum. In the absence of a quorum, the meeting may be adjourned from time to time in the manner provided in Section 1.6 until a quorum is present either in person or by proxy. Shares of the Corporation’s capital stock held in treasury by the Corporation or by another corporation, limited liability company, partnership or other entity in which the Corporation, directly or indirectly, holds a majority of the shares entitled to vote in the election of Directors (or the equivalent), will be neither entitled to vote nor counted for quorum purposes; provided, however, that the foregoing will not limit the right of the Corporation to vote shares of capital stock, including but not limited to its own capital stock, it holds in a fiduciary capacity.

Section 1.8    Organization. The Chairman of the Board will chair and preside over any meeting of Stockholders at which he or she is present. The Board will designate a Director or an officer of the Corporation to preside over any meeting of Stockholders from which the Chairman of the Board is absent. In the absence of such designation by the Board, the Chief Executive Officer will preside over any such meeting. The Secretary will act as secretary of meetings of Stockholders, but in his or her absence from any such meeting, the Chairman of the Board or other Director or officer presiding over that meeting may appoint any person to act as secretary of that meeting.

Section 1.9    Voting by Stockholders

(a)    Voting on Matters Other than the Election of Directors. With respect to any matters as to which no other voting requirement is specified by the Certificate of Incorporation, these Bylaws, the DGCL or other Applicable Laws, or any policy or position statement adopted by the Board that is not inconsistent with any of the foregoing, the affirmative vote required for Stockholder action at a meeting at which a quorum is present shall be that of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter (including shares subject to Broker non-votes). In the case of a matter submitted for a vote of the Stockholders as to which a Stockholder approval requirement is applicable under the Stockholder approval policy of any stock exchange or quotation system on which the capital stock of the Corporation is traded or quoted, the requirements (to the extent applicable to the Corporation) of Rule 16b-3 under the Exchange Act, or any provision of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), in each case for which no higher voting requirement is specified by the DGCL, the Certificate of Incorporation or these Bylaws, the vote required for approval shall be the requisite vote specified in such Stockholder approval policy, Rule 16b-3 or Internal Revenue Code provision, as the case may be (or the highest such requirement if more than one is applicable). For the approval or ratification of the appointment of independent public accountants (if submitted for a vote of the Stockholders) or the approval of any other matter recommended for approval to the Stockholders by the Board and for which no other voting requirement is specified by the Certificate of Incorporation, these Bylaws, the DGCL or other Applicable Laws or any policy or position statement adopted by the Board that is not inconsistent with any of the foregoing, including with respect to the compensation of executives and any advisory vote regarding executive compensation, the vote required for approval shall be the affirmative vote of a majority of the votes cast “for” or “against” by the Stockholders entitled to vote on the matter at a meeting of Stockholders at which a quorum is present. For purposes of these Bylaws, Broker non-votes and abstentions shall not be considered as votes cast.
(b)    Voting in the Election of Directors. Each Director shall be elected by the affirmative vote of a majority of the votes cast by the Stockholders entitled to vote with respect to that Director’s election at any meeting for the election of Directors at which a quorum is present, provided that if, as of the 10th day preceding the date the Corporation first mails its notice for such meeting to Stockholders, the number of nominees exceeds the number of Directors to be elected (a “Contested Election”), the Directors shall be elected by the vote of a plurality of the votes cast by Stockholders entitled to vote in the election of Directors at such meeting of Stockholders at which a quorum is present. If, in an election that is not a Contested Election, a Director does not receive a majority of the votes cast, such Director shall submit an irrevocable resignation to the Corporate Governance and Nominating Committee of the Board, or such other committee as may be designated by the Board pursuant to these Bylaws. Such committee shall make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent Director, or whether other action should be taken. The Board shall act on the resignation, taking into account the committee’s recommendation, and within 90 days following certification of the election results shall publicly disclose its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision. The committee in making its recommendation and the Board in making its decision each may consider any factors and other information that they consider appropriate and relevant. If the Board accepts a Director’s resignation pursuant to this Section 1.9(b), or if a nominee for Director is not elected and the nominee is not an incumbent Director, then the Board may fill the resulting vacancy pursuant to Section 2.1(f) of these Bylaws or may reduce the size of the Board pursuant to Section 2.1(c) of these Bylaws. For purposes of this Section 1.9(b), Broker non-votes and abstentions shall not be considered as votes cast.

Section 1.10    Business to be Conducted at Meetings

(a)     Annual Meetings. At an Annual Meeting, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such Annual Meeting. To be properly brought before an Annual Meeting, business or proposals (other than any nomination of Directors, which is governed by Section 2.10 and Section 2.12) must (i) be specified in the notice relating to the meeting (or any supplement thereto) given by or at the direction of the Board in accordance with Section 1.3 or (ii) be properly brought before the meeting by a Stockholder who (A) is a Stockholder of record at the time of the giving of notice of the proposal in accordance with this Section 1.10 and on the record date for the determination of Stockholders entitled to vote at such Annual Meeting, (B) is entitled to vote at the Annual Meeting and (C) complies with the requirements of this Section 1.10, the DGCL and other Applicable Laws. Notwithstanding anything to the contrary in these Bylaws, only proposals that are proper subjects for Stockholder action may properly be introduced at an Annual Meeting. Clause (ii) of this Section 1.10(a) shall be the exclusive means for a Stockholder to submit business or proposals (other than Director nominations, which are governed by Section 2.10 and Section 2.12) before an Annual Meeting. For a proposal to properly be brought before an Annual Meeting by a Stockholder pursuant to these provisions, in addition to any other applicable requirements, such Stockholder must give timely advance notice thereof in writing to the Secretary. To be timely, such Stockholder’s notice must be delivered to, or mailed and received at, the principal executive office of the Corporation not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the first anniversary of the date on which the Corporation first mailed proxy materials for the immediately preceding Annual Meeting to Stockholders; provided, however, that if the scheduled Annual Meeting date differs from the first anniversary date of the immediately preceding Annual Meeting by more than 30 days, notice by such Stockholder, to be timely, must be so delivered or received not later than the close of business on the 90th day prior to the scheduled date of the Annual Meeting or, if less than 100 days’ prior notice or public disclosure of the scheduled meeting date is given or made, not later than the 10th day following the earlier of the date on which the notice of such meeting was mailed to Stockholders or the date on which such public disclosure was made. In no event shall any adjournment, postponement or deferral of an Annual Meeting or the announcement thereof commence a new time period for the giving of a Stockholder’s notice as described above.

(b)    Form of Stockholder Proposals. Any Stockholder’s notice to the Secretary of business proposed to be brought before an Annual Meeting as contemplated by Section 1.10(a)(ii) shall set forth in writing as to each matter such Stockholder proposes to bring before the Annual Meeting: (i) a description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting, together with the text of the proposal or business (including the text of any resolutions proposed for consideration); (ii) as to such Stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (A) the name and address of such Stockholder, as it appears on the Corporation’s books, and of such beneficial owner, if any, and the name and address of any other Stockholders known by such Stockholder to be supporting such business or proposal, (B)(1) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially and of record by such Stockholder and such beneficial owner, (2) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Corporation or with a value derived in whole or in part from the price, value or volatility of any class or series of shares of capital stock of the Corporation or any derivative or synthetic arrangement having characteristics of a long position in any class or series of shares of capital stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such Stockholder and by such beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock of the Corporation, (3) any proxy, contract, arrangement, understanding or relationship, the effect or intent of which is to increase or decrease the voting power of such Stockholder or beneficial owner with respect to any shares of any security of the Corporation, (4) any pledge by such Stockholder or beneficial owner of any security of the Corporation or any short interest of such Stockholder or beneficial owner in any security of the Corporation (for purposes of this Section 1.10 and Section 2.10, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of capital stock of the Corporation owned beneficially by such Stockholder and by such beneficial owner that are separated or separable from the underlying shares of capital stock of the Corporation, (6) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (7) any performance-related fees (other than an asset-based fee), to which such Stockholder or beneficial owner is entitled based on any increase or decrease in the value of shares of capital stock of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, for purposes of clauses (B)(1) through (B)(7) above, any of the foregoing held by members of such Stockholder’s or beneficial owner’s immediate family sharing the same household or held by any other Stockholders or beneficial owners acting in concert with such Stockholder or beneficial owner (which information shall be supplemented by such Stockholder and beneficial owner, if any, not later than 10 days after the record date for the determination of Stockholders entitled to vote at the meeting, to disclose such ownership as of such record date) and (C) any other information relating to such Stockholder and beneficial owner, if any, that would be required to be disclosed in solicitations of proxies for the proposal, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (iii) any material interest of such Stockholder and beneficial owner, if any, in such business or proposal; and (iv) a description of all agreements, arrangements and understandings between such Stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with such business or proposal by such Stockholder.

(c)    Duty to Update Information. A Stockholder providing notice of business proposed to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.10 shall be true and correct as of the record date for the determination of Stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received at, the principal executive office of the Corporation not later than five business days after the record date for the determination of Stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting and, if practicable (or, if not practicable, on the first practicable date prior to), any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). In addition, a Stockholder providing notice of business proposed to be brought before an Annual Meeting shall update and supplement such notice, and deliver such update and supplement to the principal executive office of the Corporation, promptly following the occurrence of any event that materially changes the information provided or required to be provided in such notice pursuant to this Section 1.10.

(d)    Chairman of the Board to Determine Whether Requirements Have Been Met. The Chairman of the Board or, if the Chairman of the Board is not presiding, the Director or officer presiding over the meeting of Stockholders shall determine whether the requirements of this Section 1.10 have been met with respect to any Stockholder proposal. If the Chairman of the Board or the other Director or officer presiding over such meeting determines that any Stockholder proposal was not made in accordance with the terms of this Section 1.10, he or she shall so declare at the meeting and any such proposal shall not be acted upon at the meeting.

(e)    Special Meetings. At a special meeting of Stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been specified as the purpose of calling the special meeting or otherwise properly brought before such special meeting. To be properly brought before such a special meeting, business or proposals must (i) be specified in the notice relating to the meeting (or any supplement thereto) given by or at the direction of the Board in accordance with Section 1.3 or (ii) constitute matters incident to the conduct of the meeting as the Chairman of the Board or the other Director or officer presiding over such meeting of the meeting shall determine to be appropriate. Notwithstanding any other provision of these Bylaws, in the case of a special meeting requested by Stockholders pursuant to Section 1.2, no Stockholder may nominate a person for election to the Board or propose any business to be considered at the meeting, except pursuant to the request for such special meeting pursuant to Section 1.2.

(f)    Additional Requirements. In addition to the foregoing provisions of this Section 1.10, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, to the extent such requirements apply to the Corporation, with respect to the matters set forth in this Section 1.10. Nothing in this Section 1.10 shall be deemed to affect any rights of Stockholders to request inclusion of proposals in the Corporation’s proxy statement as required by Rule 14a-8 under the Exchange Act, to the extent such rule applies to the Corporation. Notwithstanding the foregoing provisions of this Section 1.10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.10 and Section 2.10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

Section 1.11    Proxies. Each Stockholder entitled to vote at a meeting of Stockholders may authorize another person or persons to act for such Stockholder by proxy duly granted and authorized under the DGCL and other Applicable Laws. Proxies for use at any meeting of Stockholders shall be filed with the Secretary, or such other officer as the Board may from time to time determine by resolution to act as secretary of the meeting, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions relating to the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless a different inspector or inspectors shall have been appointed by the Chairman of the Board or other Director or officer presiding over the meeting, in which event such inspector or inspectors shall decide all such questions.

Section 1.12    Conduct of Meetings. The Board may adopt by resolution such rules and regulations for the conduct of meetings of Stockholders as it deems appropriate. Except to the extent inconsistent with such rules and regulations, if any, the Chairman of the Board or other Director or officer presiding over any meeting of Stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the Chairman of the Board or other Director or officer presiding over the meeting, are appropriate for the proper conduct of that meeting. Such rules, regulations or procedures whether adopted by the Board or prescribed by the Chairman of the Board or other Director or officer presiding over the meeting may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to Stockholders of record, their duly authorized and constituted proxies or such other persons as the Chairman of the Board or other Director or officer presiding over the meeting may determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; (f) limitations on the time allotted to questions or comments by participants; and (g) policies and procedures with respect to the adjournment of such meetings. Except to the extent the Board or the Chairman of the Board or other Director or officer presiding over any meeting otherwise prescribes, no rules of parliamentary procedure will govern any meeting of Stockholders.

Section 1.13    Delivery to the Corporation. Whenever Section 1.2, 1.10, 2.10 or 2.12 of these Bylaws requires one or more persons (including a record or beneficial owner of stock of the Corporation) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, with respect to any notice from any stockholder of record or beneficial owner of the Corporation’s capital stock pursuant to Section 1.2, 1.10, 2.10 or 2.12 of these Bylaws, to the fullest extent permitted by law, the Corporation expressly opts out of Section 116 of the DGCL.

ARTICLE II
BOARD OF DIRECTORS

Section 2.1    Powers, Number, Qualifications, Classification and Vacancies

(a)    Powers of the Board of Directors. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of, the Board. In addition to the authority and powers conferred upon the Board by the DGCL, the Certificate of Incorporation or these Bylaws, the Board is hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, the Certificate of Incorporation and these Bylaws; provided, however, that no Bylaw of the Corporation hereafter adopted, nor any amendment thereto, shall invalidate any prior act of the Board that would have been valid if such Bylaw or amendment thereto had not been adopted.

(b)    Management. The Board shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures, consistent with the Certificate of Incorporation, these Bylaws and the DGCL, that (i) from time to time shall govern the Board, including, without limiting the generality of the foregoing, the vote required for any action by the Board and (ii) from time to time shall affect the Directors’ power to manage the business and affairs of the Corporation.

(c)    Number of Directors. Within the limits specified in the Certificate of Incorporation, and subject to such rights, if any, of holders of shares of one or more outstanding series of preferred stock of the Corporation to elect one or more Directors as provided by the

Certificate of Designation for such series of preferred stock, the number of Directors which will constitute the whole Board shall be fixed from time to time exclusively by, and may be increased or decreased from time to time exclusively by, the affirmative vote of a majority of the Directors then in office.

(d)    Qualifications. Directors must be natural persons. Directors need not be residents of the State of Delaware or Stockholders. No person shall stand for election or re-election, or be nominated to stand for election or re-election, to the Board if such person has attained or will attain the age of 73 prior to the date of election or re-election. Any Director elected or re-elected who attains the age of 73 during a term to which he or she was elected or re-elected shall continue to serve for the expiration of his or her term or until his or her earlier death, resignation or removal. At no time shall more than a minority of the number of Directors necessary to constitute a quorum at a meeting of Directors be persons who are not U.S. citizens. In the event that the number of Directors who are not U.S. citizens exceeds such permitted number, it is expected that one or more Directors (whichever number is required to be removed) who are not U.S. citizens will resign from the Board in reverse order of seniority based on such Directors’ length of service on the Board (with the Director who is not a U.S. citizen and has served on the Board the least amount of time resigning first) to reduce the number of Directors who are not U.S. citizens to a number permitted under this Section 2.1(d). Any resulting vacancies on the Board shall be filled in accordance with Section 2.1(f).

(e)    Classification and Terms of Directors. As provided in the Certificate of Incorporation, the Directors, other than those, if any, who may be elected by the holders of any series of preferred stock of the Corporation pursuant to the Certificate of Designation for such series of preferred stock, shall be divided into three classes as nearly equal in size as is practicable: Class I, Class II and Class III. Each Director will serve for a three year term expiring on the date of the third Annual Meeting following the Annual Meeting at which that Director was elected. Each Director will hold office until the Annual Meeting at which that Director’s term expires and, the foregoing notwithstanding, until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. Any Director elected by the holders of a series of preferred stock of the Corporation will be elected for the term set forth in the Certificate of Designation for such series of preferred stock. At each annual election, the Directors chosen to succeed those whose terms then expire shall be of the same class as the Directors they succeed unless the Board shall have designated one or more directorships whose term then expires as directorships of another class in order to more nearly achieve equality of number of Directors among the classes.

(f)    Vacancies. Unless otherwise provided by or pursuant to the Certificate of Incorporation, newly created directorships resulting from any increase in the number of Directors, and any vacancies on the Board resulting from death, resignation, removal or other cause, will be filled only by the affirmative vote of a majority of the Directors remaining in office, even if they constitute less than a quorum of the Board, or by the sole remaining Director if only one Director remains in office. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred, and until such Director’s successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal.

Unless otherwise provided by or pursuant to the Certificate of Incorporation, no decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director.

Section 2.2    Regular Meetings. The Board will hold its regular meetings at such places within or without the State of Delaware, on such dates and at such times as the Board by resolution may determine from time to time, and any such resolution will constitute due notice to all Directors of the regular meeting or meetings to which it relates. By notice pursuant to Section 2.7, the Chairman of the Board or a majority of the Directors then in office may change the place, date or time of any regular meeting of the Board.

Section 2.3    Special Meetings. The Board will hold a special meeting at any place within or without the State of Delaware and on any date and at any time such a meeting is called by the Chairman of the Board or by a majority of the Directors then in office by giving notice of such special meeting in accordance with Section 2.7.

Section 2.4    Telephonic Meetings. Members of the Board may hold and participate in any Board meeting by means of conference telephone or other communications equipment that permits all persons participating in the meeting to hear each other, and participation of any Director in a meeting by such means will constitute the presence in person of that Director at such meeting for all purposes of these Bylaws, except in the case of a Director who so participates only for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business at such meeting on the ground that the meeting has not been called or convened in accordance with the Certificate of Incorporation, these Bylaws, the DGCL or other Applicable Laws.

Section 2.5    Organization. The Chairman of the Board will chair and preside over meetings of the Board at which he or she is present. A majority of the Directors present at any meeting of the Board from which the Chairman of the Board is absent will designate one of their number as the chair of that meeting. The Secretary will act as secretary of meetings of the Board, but in his or her absence from any such meeting the chair of that meeting may appoint any person to act as secretary of that meeting.

Section 2.6    Order of Business. The Board will transact business at its meetings in such order as the Chairman of the Board or the Board may determine.

Section 2.7    Notice of Meetings. To call a special meeting of the Board, the Chairman of the Board or a majority of Directors then in office must give a timely notice to all of the Directors then in office of the time and place of, and the general nature of the business to be transacted at, such special meeting. The notice must be in writing or in an electronic transmission and if given by the majority of the Directors then in office, must be executed by each Director calling the meeting. To change the time or place of any regular meeting of the Board, the Chairman of the Board or a majority of the Directors then in office must give a timely notice to each Director of that change. To be timely, any notice required by this Section 2.7 must be delivered to each Director personally or by mail, facsimile, e-mail or other communication at least 24 hours before the meeting to which it relates; provided, however, that notice of any meeting of the Board need not be given to any Director who waives the requirement of that notice in accordance with Section 7.6(b).

Section 2.8    Quorum; Vote Required for Action. At all meetings of the Board, the presence in person of a majority of the Directors then in office will constitute a quorum for the transaction of business, and the participation by a Director in any meeting of the Board will constitute that Director’s presence in person at that meeting unless that Director expressly limits that participation to objecting, at the beginning of the meeting, to the transaction of any business at that meeting on the ground that the meeting has not been called or convened in accordance with the DGCL, other Applicable Laws, the Certificate of Incorporation or these Bylaws. Except in cases in which the Certificate of Incorporation or these Bylaws otherwise provide, the vote of a majority of the Directors present at a meeting at which a quorum is present will be the act of the Board.

Section 2.9    Board Action by Unanimous Written Consent in Lieu of Meeting. The Board, without a meeting, prior notice or a vote, may take any action it must or may take at any meeting, if all Directors then in office consent to such action in writing or by electronic transmission. After an action is taken, the written consents or electronic transmissions relating thereto are filed with the minutes of proceedings of the Board that the Secretary is to keep.

Section 2.10    Nomination of Directors; Qualifications

(a)    Director Nominations. Subject to such rights, if any, of holders of shares of one or more outstanding series of preferred stock of the Corporation to elect one or more Directors under circumstances as shall be provided by or pursuant to the Certificate of Incorporation, only persons who are nominated in accordance with the procedures set forth in this Section 2.10 or Section 2.12 shall be eligible for election as, and to serve as, Directors. Nominations of persons for election to the Board at any Annual Meeting or special meeting of the Stockholders at which Directors are to be elected may be made only by (i) the Board or at the direction of the Board, (ii) any Stockholder who is a Stockholder of record at the time of the giving of such Stockholder’s notice provided for in this Section 2.10 and on the record date for the determination of Stockholders entitled to vote at such meeting, who is entitled to vote at such meeting in the election of Directors and who complies with the requirements of this Section 2.10 or (iii) with respect to an Annual Meeting, an Eligible Stockholder (as defined pursuant to Section 2.12) who complies with the requirements of Section 2.12. The number of persons a Stockholder may nominate for election as a Director at the Annual Meeting or special meeting of the Stockholders at which Directors are to be elected (or in the case of a Stockholder giving the notice on behalf of a beneficial owner, the number of persons a Stockholder may nominate for election as a Director at such Annual Meeting or special meeting on behalf of such beneficial owner) pursuant to this Section 2.10 shall not exceed the number of Directors to be elected at such Annual Meeting or special meeting. Subject to Section 2.12, clause (ii) of this Section 2.10(a) shall be the exclusive means for a Stockholder to make any nomination of a person or persons for election as a Director. Any such nomination by a Stockholder shall be preceded by timely advance notice in writing to the Secretary pursuant to this Section 2.10 or Section 2.12.

(b)    Timeliness of Stockholder Nominations. To be timely with respect to an Annual Meeting, notice of any Stockholder’s nomination made pursuant to this Section 2.10 must be delivered to, or mailed and received by, the Secretary at the principal executive office of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the date on which the Corporation first mailed proxy materials for the immediately preceding Annual Meeting to Stockholders; provided, however, that (i) if the scheduled date of the Annual Meeting for which the nomination is to be considered differs from the first anniversary date of the immediately preceding Annual Meeting by more than 30 days, notice by such Stockholder, to be timely, must be so delivered or received not later than the close of business on the 90th day prior to the scheduled date of the Annual Meeting or, if less than 100 days’ prior notice or public disclosure of the scheduled meeting date is given or made, not later than the 10th day following the earlier of the day on which the notice of such meeting was mailed to Stockholders or the day on which such public disclosure was made; and (ii) if the number of Directors to be elected to the Board at such Annual Meeting is increased and there is no prior notice or public disclosure by the Corporation naming all of the nominees for Director or specifying the size of the increased Board at least 100 days prior to such anniversary date, a Stockholder’s notice required by this Section 2.10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if delivered to the principal executive office of the Corporation not later than the close of business on the 10th day following the earlier of the day on which the notice of such meeting was mailed to Stockholders or the day on which such public disclosure was made. To be timely with respect to a special meeting at which Directors are to be elected, notice of any Stockholder’s nomination made pursuant to this Section 2.10 must be delivered to, or mailed and received by, the Secretary at the principal executive office of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the scheduled special meeting date; provided, however, that if less than 100 days’ prior notice or public disclosure of the scheduled meeting date is given or made, notice by such Stockholder, to be timely, must be so delivered or received not later than the close of business on the 10th day following the earlier of the day on which the notice of such meeting was mailed to Stockholders or the day on which such public disclosure was made. In no event shall any adjournment, postponement or deferral of an Annual Meeting or special meeting or the announcement thereof commence a new time period for the giving of a Stockholder’s notice as described above.

(c)    Form of Stockholder’s Notice of Nominations. Notice of a Stockholder’s nomination delivered to the Secretary in accordance with this Section 2.10 shall set forth (i) as to each person whom such Stockholder proposes to nominate for election or re-election as a Director, (A) the name, age, country of citizenship, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) any other information relating to such person that would be required to be disclosed in solicitations of proxies for election of Directors in a contested election, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including, without limitation, the written consent of such person to having such person’s name placed in nomination at the meeting, to being named in the Corporation’s proxy statement and associated proxy card as a nominee of the stockholder and serving as a Director if elected), and (D) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if such Stockholder and such beneficial owner, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (ii) as to such Stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination is made and the proposed nominee, (A) the name and address of such Stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, and the name and address of any other Stockholders known by such Stockholder to be supporting such nomination, (B)(1) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially and of record by such Stockholder, such beneficial owner and such nominee, (2) any Derivative Instrument directly or indirectly owned beneficially by such Stockholder, such beneficial owner and such nominee and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock of the Corporation, (3) any proxy, contract, arrangement, understanding or relationship the effect or intent of which is to increase or decrease the voting power of such Stockholder, beneficial owner or nominee with respect to any shares of any security of the Corporation, (4) any pledge by such Stockholder, beneficial owner or nominee of any security of the Corporation or any short interest of such Stockholder, beneficial owner or nominee in any security of the Corporation, (5) any rights to dividends on the shares of capital stock of the Corporation owned beneficially by such Stockholder, beneficial owner and nominee that are separated or separable from the underlying shares of capital stock of the Corporation, (6) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Stockholder, beneficial owner or nominee is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (7) any performance-related fees (other than an asset-based fee) to which such Stockholder, beneficial owner or nominee is entitled based on any increase or decrease in the value of shares of capital stock of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, for purposes of clauses (B)(1) through (B)(7) above, any of the foregoing held by members of such Stockholder’s, beneficial owner’s or nominee’s immediate family sharing the same household or held by any other Stockholders or beneficial owners with whom such Stockholder, beneficial owner or nominee is acting in concert (which information shall be supplemented by such Stockholder, beneficial owner, if any, and nominee not later than 10 days after the record date for the determination of Stockholders entitled to vote at the meeting to disclose such ownership as of such record date), and (C) any other information relating to such Stockholder, beneficial owner, if any, and nominee that would be required to be disclosed in solicitations of proxies for election of Directors in a contested election, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Any such Stockholder’s notice to the Secretary shall also include or be accompanied by, with respect to each nominee for election or reelection to the Board, a completed and signed questionnaire, representation and agreement required by Section 2.10(e). The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the

Corporation to determine the eligibility of such proposed nominee to serve as an independent Director or that could be material to a reasonable Stockholder’s understanding of the independence, or lack thereof, of such nominee.

(d)    Duty to Update Information. A Stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 2.10(c) shall be true and correct as of the record date for the determination of Stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received at, the principal executive office of the Corporation not later than five business days after the record date for the determination of Stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting and, if practicable (or, if not practicable, on the first practicable date prior to), any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). In addition, following the occurrence of any event that materially changes the information provided or required to be provided in such notice pursuant to this Section 2.10, a Stockholder that has provided notice of any nomination proposed to be made at a meeting, within 10 days after such event and in any event prior to that meeting, shall deliver an updated and supplemented notice to the Secretary.

(e)    Nominee Requirements. To be eligible to be a nominee for election or reelection as a Director pursuant to this Section 2.10, a person must meet all of the qualifications to serve as a Director as set forth in these Bylaws, the DGCL or other Applicable Laws and deliver (with respect to nominees nominated by a stockholder pursuant to clause (ii) of Section 2.10(a), in accordance with the time periods prescribed for delivery of notice under Section 2.10(b)) to the Secretary at the principal executive office of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be in the form provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director, with such person’s fiduciary duties under the DGCL or other Applicable Laws, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(f)    Chairman of the Board to Determine Whether Requirements and Qualifications Have Been Met. The Chairman of the Board or, if he or she is not presiding, the Director or officer presiding over the meeting of Stockholders shall determine whether or not any person nominated to serve as a Director meets the qualifications set forth in these Bylaws, the DGCL or other Applicable Laws and whether or not the requirements of this Section 2.10 have been met with respect to any nomination or purported nomination. If the Chairman of the Board or the other Director or officer presiding over such meeting determines that any purported nomination was not made in accordance with the requirements of this Section 2.10, or that the person so nominated is not qualified to serve as a Director, the Chairman of the Board or such presiding Director or officer shall so declare at the meeting and the defective nomination shall be disregarded.

(g)    Additional Requirements. Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

Section 2.11    Compensation. Unless otherwise restricted by the DGCL or other Applicable Laws, the Board shall have the authority to fix the compensation of the Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary or other compensation as a Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Board Committees may also be paid their expenses, if any, and an additional sum, salary or other compensation for attending Board Committee meetings.

Section 2.12 Proxy Access. Subject to the terms and conditions set forth in these Bylaws, the Corporation shall include in its proxy materials for an Annual Meeting, provided that the Board has determined that Directors shall be elected at such a meeting, the name, together with the Required Information (as defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board by a Stockholder or group of Stockholders that satisfy the requirements of this Section 2.12, including qualifying as an Eligible Stockholder (as defined in Section 2.12(d)), and expressly elects at the time of providing the written notice required by this Section 2.12 (a “Proxy Access Notice”) to have its or their nominee included in the Corporation’s proxy materials pursuant to this Section 2.12. For purposes of this Section 2.12:

“Voting Stock” shall mean outstanding shares of capital stock of the Corporation entitled to vote generally for the election of Directors;

“Constituent Holder” shall mean any Stockholder, collective investment fund included within a Qualifying Fund (as defined in Section 2.12(d)) or beneficial holder whose stock ownership is counted for the purposes of qualifying as holding the Proxy Access Request Required Shares (as defined in Section 2.12(d)) or qualifying as an Eligible Stockholder (as defined in Section 2.12(d)); and

“affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Securities Act of 1933, as amended; provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership.

For purposes of Section 1.2 and this Section 2.12, a Stockholder (including any Constituent Holder) shall be deemed to “own” only those outstanding shares of Voting Stock as to which the Stockholder itself (or such Constituent Holder itself) possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with the foregoing clauses (i) and (ii) shall be deemed not to include (and to the extent any of the following arrangements have been entered into by affiliates of the Stockholder (or of any Constituent Holder), shall be reduced by) any shares (A) sold by such Stockholder or Constituent Holder (or any of either’s affiliates) in any transaction that has not been settled or closed, including any short sale, (B) borrowed by such Stockholder or Constituent Holder (or any of either’s affiliates) for any purposes or purchased by such Stockholder or Constituent Holder (or any of either’s affiliates) pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Stockholder or Constituent Holder (or any of either’s affiliates), whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of Voting Stock, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such Stockholder's or Constituent Holder’s (or either’s affiliate’s) full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such Stockholder or Constituent Holder (or either’s affiliate), other than any such arrangements solely involving an exchange listed multi-industry market index fund in which Voting Stock represents at the time of entry into such arrangement less than 10% of the proportionate value of such index. A Stockholder (including any Constituent Holder) shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder itself (or such Constituent Holder itself) retains the right to instruct how the shares are voted with respect to the election of Directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. A Stockholder’s (including any Constituent Holder’s) ownership of shares shall be deemed to continue during any period in which such person has loaned such shares so long as such person has retained the power to recall such shares at any time by the Stockholder upon giving requisite notice or delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement which in all such cases of such proxy, power of attorney or other instrument or arrangement is revocable at any time by the Stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.

(a)     For purposes of this Section 2.12, the “Required Information” that the Corporation will include in its proxy statement is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the rules and regulations promulgated under the

Exchange Act, the DGCL or other Applicable Laws; and (ii) if the Eligible Stockholder so elects, a Statement (as defined in Section 2.12(g)). The Corporation shall also include the name of the Stockholder Nominee in its proxy card. For the avoidance of doubt, and any other provision of these Bylaws notwithstanding, the Corporation may in its sole discretion solicit against, and include in the proxy statement its own statements or other information relating to, any Eligible Stockholder and/or Stockholder Nominee, including any information provided to the Corporation with respect to the foregoing.

(b)     To be timely, a Stockholder’s Proxy Access Notice must be delivered to, or mailed and received by, the Secretary at the principal executive office of the Corporation not earlier than the close of business on the 150th day and not later than the close of business on the 120th day prior to the first anniversary of the date on which the Corporation first mailed proxy materials for the immediately preceding Annual Meeting to Stockholders. In no event shall any adjournment or postponement of an Annual Meeting, the date of which has been announced by the Corporation, commence a new time period for the giving of a Proxy Access Notice.

(c)     The number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.12 but either are subsequently withdrawn or that the Board decides to nominate as Board nominees) appearing in the Corporation’s proxy materials with respect to such Annual Meeting shall not exceed the greater of (x) two and (y) the largest whole number that does not exceed 20% of the number of Directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Section 2.12 (such greater number, the “Permitted Number”); provided, however, that the Permitted Number shall be reduced by:

(i)     the number of such Director candidates for which the Corporation shall have received one or more Stockholder notices nominating Director candidates pursuant to Section 2.10 of these Bylaws plus the number of directors in office that were elected to the Board after being nominated at any of the two preceding Annual Meetings pursuant to such Section 2.10;

(ii)     the number of Directors in office or Director candidates that in either case were elected or appointed to the Board or will be included in the Corporation’s proxy materials with respect to such Annual Meeting as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or other understanding with a Stockholder or group of Stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of Voting Stock, by such Stockholder or group of Stockholders, from the Corporation), other than any such Director referred to in this clause (ii) who at the time of such Annual Meeting will have served as a Director continuously, as a nominee of the Board, for at least one full three-year term, but only to the extent the Permitted Number after such reduction with respect to this clause (ii) equals or exceeds one; and

(iii)     the number of Directors in office for whom access to the Corporation’s proxy materials was previously provided (or requested) pursuant to this Section 2.12, other than (A) any such Director referred to in this Section 2.12 (c)(iii) whose term of office will expire at such Annual Meeting and who is not seeking (or agreeing) to be nominated at such meeting for another term of office and (B) any such Director referred to in this Section 2.12 (c)(iii) who at the time of such Annual Meeting will have served as a Director continuously, as a nominee of the Board, for at least one full three-year term; provided, that in no circumstance shall the Permitted Number exceed the number of Directors to be elected at the applicable Annual Meeting as noticed by the Corporation; and provided, further, that in the event the Board resolves to reduce the size of the Board effective on or prior to the date of the Annual Meeting, the Permitted Number shall be calculated based on the number of Directors in office as so reduced. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.12 exceeds the Permitted Number, each Eligible Stockholder will promptly upon request of the Corporation select one Stockholder Nominee for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of Voting Stock each Eligible Stockholder disclosed as owned in its Proxy Access Notice submitted to the Corporation. If the Permitted Number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements of this Section 2.12 (y) thereafter is nominated by the Board or (z) thereafter is not included in the Corporation’s proxy materials or is not submitted for election as a director, in either case, as a result of the Eligible Stockholder becoming ineligible or withdrawing its nomination, the Stockholder Nominee becoming unwilling or unable to serve on the Board of Directors or the Eligible Stockholder or the Stockholder Nominee failing to comply with the provisions of this Section 2.12, no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for director election in substitution thereof.

(d)     An “Eligible Stockholder” is one or more Stockholders of record who own and have owned, or are acting on behalf of one or more beneficial owners who own and have owned (in each case as defined above), in each case continuously for at least three years as of both the date that the Proxy Access Notice is received by the Corporation pursuant to this Section 2.12, and as of the record date for determining Stockholders eligible to vote at the applicable Annual Meeting, at least three percent of the aggregate voting power of the Voting Stock (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the Corporation and the date of the applicable Annual Meeting, provided that the aggregate number of Stockholders, and, if and to the extent that a Stockholder is acting on behalf of one or more beneficial owners, of such beneficial owners, whose stock ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed 20. Two or more collective investment funds that are (i) part of the same family of funds or sponsored by the same employer or (ii) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940 (a “Qualifying Fund”) shall be treated as one Stockholder for the purpose of determining the aggregate number of Stockholders in this Section 2.12(d) provided that each fund included within a Qualifying Fund otherwise meets the requirements set forth in this Section 2.12. No shares may be attributed to more than one group constituting an Eligible Stockholder under this Section 2.12 (and, for the avoidance of doubt, no Stockholder may be a member of more than one group constituting an Eligible Stockholder). A record holder acting on behalf of one or more beneficial owners will not be counted separately as a

Stockholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this Section 2.12(d), for purposes of determining the number of Stockholders whose holdings may be considered as part of an Eligible Stockholder’s holdings. For the avoidance of doubt, Proxy Access Request Required Shares will qualify as such if and only if the beneficial owner of such shares as of the date of the Proxy Access Notice has itself individually beneficially owned such shares continuously for the three-year period ending on that date and through the other applicable dates referred to above (in addition to the other applicable requirements being met).

(e)     No later than the final date when a nomination pursuant to this Section 2.12 may be delivered to the Corporation, an Eligible Stockholder (including each Constituent Holder) must provide the information set forth in Section 2.10 of these Bylaws to the Secretary and also provide the following information in writing to the Secretary:

(i)     with respect to each Constituent Holder, the name and address of, and number of shares of Voting Stock owned by, such person;

(ii)     one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the Proxy Access Notice is delivered to the Corporation, such person owns, and has owned continuously for the preceding three years, the Proxy Access Request Required Shares, and such person’s agreement to provide:

(A)     within 10 days after the record date for the applicable Annual Meeting, written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares; and

(B)     immediate notice if the Eligible Stockholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable Annual Meeting;

(iii)     any information relating to such Eligible Stockholder (including any Constituent Holder) and its or their respective affiliates or associates or others acting in concert therewith, and any information relating to such Eligible Stockholder’s Stockholder Nominee(s), in each case that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for the election of such Stockholder Nominee(s) in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(iv)     a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the Eligible Stockholder (including any Constituent Holder) and its or their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each of such Eligible Stockholder’s Stockholder Nominee(s), and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Eligible Stockholder (including any Constituent Holder), or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the Stockholder Nominee were a director or executive officer of such registrant;

(v)     a representation that such person:

(A)     acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent;

(B)     has not nominated and will not nominate for election to the Board at the applicable Annual Meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.12;

(C)     has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the applicable Annual Meeting other than its Stockholder Nominee(s) or a nominee of the Board;

(D)     will not distribute to any Stockholder any form of proxy for the applicable Annual Meeting other than the form distributed by the Corporation; and

(E)     will provide facts, statements and other information in all communications with the Corporation and its Stockholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will otherwise comply with all Applicable Laws in connection with any actions taken pursuant to this Section 2.12;

(vi)     in the case of a nomination by a group of Stockholders that together is such an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating Stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(vii)     an undertaking that such person agrees to:

(A)     assume all liability stemming from, and indemnify and hold harmless the Corporation and each of its directors, officers, and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the Stockholders of the Corporation or out of the information that the Eligible Stockholder (including such person) provided to the Corporation; and

(B)     file with the Securities and Exchange Commission any solicitation by the Eligible Stockholder of Stockholders of the Corporation relating to the Annual Meeting at which the Stockholder Nominee will be nominated.

In addition, no later than the final date on which a Proxy Access Notice may be submitted under this Section 2.12, a Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Stockholder must provide to the Secretary any documentation reasonably satisfactory to the Board that demonstrates that the funds included within the Qualifying Fund are either part of the same family of funds or sponsored by the same employer. In order to be considered timely, any information required by this Section 12.2 to be provided to the Corporation must be supplemented (by delivery to the Secretary) (1) no later than 10 days following the record date for the applicable Annual Meeting, to disclose the foregoing information as of such record date, and (2) no later than the fifth day before the applicable Annual Meeting, to disclose the foregoing information as of the date that is no earlier than 10 days prior to such Annual Meeting. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Stockholder or other person to change or add any proposed Stockholder Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these Bylaws) available to the Corporation relating to any defect.

(f)     The Eligible Stockholder may provide to the Secretary, at the time the information required by this Section 2.12 is originally provided, a written statement for inclusion in the Corporation’s proxy statement for the applicable Annual Meeting, not to exceed 500 words, in support of the candidacy of such Eligible Stockholder’s Stockholder Nominee (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.12, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact or would violate any Applicable Laws.

(g)     No later than the final date when a nomination pursuant to this Section 2.12 may be delivered to the Corporation, each Stockholder Nominee must provide the information set forth in Section 2.10(c) of these Bylaws, the completed and signed questionnaire, representation and agreement required by Section 2.10(e) of these Bylaws and such additional information as necessary to permit the Board to determine if any of the matters contemplated by Section 2.12(i) apply. In the event that any information or communications provided by the Eligible Stockholder (or any Constituent Holder) or the Stockholder Nominee to the Corporation or its Stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including without limitation under these Bylaws) available to the Corporation relating to any such defect.

(h)     Any Stockholder Nominee who is included in the Corporation’s proxy statement for a particular Annual Meeting, but subsequently is determined not to satisfy the eligibility requirements of this Section 2.12 or any other provision of these Bylaws, the Certificate of Incorporation, the DGCL or any Applicable Laws any time before such Annual Meeting will not be eligible for election at such Annual Meeting.

(i)     The Corporation shall not be required to include, pursuant to this Section 2.12, a Stockholder Nominee in its proxy materials for any Annual Meeting, or, if the proxy statement already has been filed, to allow the nomination of a Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation:

(i)     who is not independent under the listing the principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing independence of the Corporation’s Directors, in each case as determined by the Board;

(ii)     whose service as a member of the Board would violate or cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Corporation is traded or other Applicable Laws;

(iii)     if the Eligible Stockholder (or any Constituent Holder) or applicable Stockholder Nominee otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Section 2.12 or any agreement, representation or undertaking required by this Section 2.12; or

(iv)    if the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to not owning the Proxy Access Request Required Shares through the date of the applicable Annual Meeting.

For the purposes of this Section 2.12(i), clauses (i) and (ii) of this Section 2.12(i) and, to the extent related to a breach or failure by the Stockholder Nominee, clause (iii) of this Section 2.12(i) will result in the exclusion from the proxy materials pursuant to this Section 2.12 of the specific Stockholder Nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of such Stockholder Nominee to be nominated; provided, however, that clause (iv) of this Section 2.12(i) and, to the extent related to a breach or failure by an Eligible Stockholder (or any Constituent Holder), clause (iii) of this Section 2.12(i) will result in the Voting Stock owned by such Eligible Stockholder (or Constituent Holder) being excluded from the Proxy Access Request Required Shares (and, if as a result the Proxy Access Notice shall no longer have been filed by an Eligible Stockholder, the exclusion from the proxy materials pursuant to this Section 2.12 of all of the applicable Stockholder’s Stockholder Nominees from the applicable Annual Meeting or, if the proxy statement has already been filed, the ineligibility of all of such Stockholder’s Stockholder Nominees to be nominated).

Section 2.13    Emergency Bylaws.    This Section 2.13 shall be operative in the event of any emergency, disaster or catastrophe, as contemplated by Section 110 of the DGCL, or other similar emergency condition, including an epidemic or pandemic that has been recognized as an emergency by the U.S. government, as a result of which a quorum of the Board or a standing committee thereof cannot readily be convened for action (an “Emergency”), notwithstanding any different or conflicting provision in the these Bylaws, the Certificate of Incorporation, the DGCL or other Applicable Laws. To the extent not inconsistent with the provisions of this Section 2.13, the other provisions of these Bylaws and the Certificate of Incorporation shall remain in effect during such Emergency.
(a)    During any Emergency, a meeting of the Board or a committee thereof may be called by any Director or officer, and notice of the place and time of any such meeting of the Board or any committee may be given only to such Directors as it may be feasible to reach at the time and by such means as may be feasible at the time. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit. No notice of such meeting need be given to the Designated Officers (as defined below) or to the officers.
(b)    At any meeting of the Board or any committee thereof called in accordance with Section 2.13(a), the Director or Directors in attendance at the meeting shall constitute a quorum. Vacancies on the Board, or any committee thereof, may be filled by a majority vote of the Directors in attendance at the meeting. In the event that no Directors are able to attend the meeting of the Board, then the Designated Officers in attendance shall serve as Directors for the meeting, without any additional quorum requirement, and will have full powers to act as Directors of the Corporation for such meeting. For purposes of this Section 2.13, “Designated Officers” means a list of officers of the Corporation who shall be deemed to be Directors of the Corporation for purposes of obtaining a quorum during an Emergency, which officers have been designated by the Board or a committee thereof, as the case may be, from time to time but in any event prior to such time or times as an Emergency may have occurred.
(c)    No officer, Director or employee acting in accordance with this Section 2.13 shall be liable except for willful misconduct.
(d)    The Board, either before or during any Emergency, may, effective in the Emergency, change the principal executive office or designate several alternative principal executive offices or regional offices, or authorize the officers to do so. Without limiting any powers or emergency actions that the Board may take during an Emergency, during an Emergency, the Board may take any action that it determines to be practical and necessary to address the circumstances of the Emergency or to transact the business of the Corporation including, without limitation, taking the actions with respect to Stockholder meetings and dividends as provided in Section 110(i) of the DGCL.
(e)    At any meeting called in accordance with Section 2.13(a), the Board may modify, amend or add to the provisions of this Section 2.13 so as to make any provision that may be practical or necessary for the circumstances of the Emergency.

(f)    The provisions of this Section 2.13 shall be subject to repeal or change by further action of the Board or by action of the Stockholders, but no such repeal or change shall modify the provisions of this Section 2.13(f) or Section 2.13(c) with regard to action taken prior to the time of such repeal or change.
(g)    Nothing contained in this Section 2.13 shall be deemed exclusive of any other provisions for emergency powers consistent with other sections of the DGCL or other Applicable Law which have been or may be adopted by corporations created under the DGCL.

ARTICLE III
BOARD COMMITTEES

Section 3.1    Board Committees. The Board may designate one or more Board Committees consisting of one or more of the Directors. The Board may designate one or more Directors as alternate members of any Board Committee, who may replace any absent or disqualified member at any meeting of that Committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. The Board may change the membership of any Board Committee and fill vacancies on any such Committee at any time. A majority of the members of any Board Committee will constitute a quorum for the transaction of business by that Committee unless the Board requires a greater number for that purpose. The Board may elect a chair of any Board Committee. Except as otherwise set forth in these Bylaws, the election or appointment of any Director to a Board Committee will not create any contract rights for such Director, and the Board’s removal of any member of any Board Committee will not prejudice any contract rights that such Director otherwise may have. Subject to the DGCL or other Applicable Laws, each Board Committee the Board may designate pursuant to this Section 3.1 will have and may exercise all the powers and authorities of the Board to the extent the Board so provides. Each Board Committee may appoint such subcommittees as it may deem necessary, advisable or appropriate.

Section 3.2    Board Committee Rules. Unless the Board otherwise provides, each Board Committee may make, alter and repeal rules for the conduct of its business. In the absence of those rules, each Board Committee will conduct its business in the same manner as the Board conducts its business pursuant to ARTICLE II or any rules and procedures adopted by the Board in accordance with Section 2.1(b).

ARTICLE IV
OFFICERS

Section 4.1    Designation. The officers of the Corporation will consist of a Chief Executive Officer, one or more Presidents (of the Corporation and/or of a business unit or division of the Corporation), a Secretary, a Treasurer and such senior or other Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as the Board may elect or appoint from time to time. Any number of offices of the Corporation may be held by the same person.

The Board shall also elect or appoint from among the Directors a person to act as Chairman of the Board who shall not be deemed to be an officer of the Corporation unless he or she has otherwise been elected or appointed as such. The Chairman of the Board must be a U.S. citizen.

Section 4.2    Chief Executive Officer. The Chief Executive Officer will, subject to the control of the Board: (a) have general supervision and control of the affairs, business, operations and properties of the Corporation; (b) see that all orders and resolutions of the Board are carried into effect; and (c) have the power to appoint and remove all subordinate officers, employees and agents of the Corporation, except for those the Board elects or appoints. The Chief Executive Officer also will perform such other duties and may exercise such other powers as generally pertain to his or her office or these Bylaws or the Board by resolution assigns to him or her from time to time. The Chief Executive Officer must be a U.S. citizen.

Section 4.3    Powers and Duties of Other Officers. The other officers of the Corporation will have such powers and duties in the management of the Corporation as the Board by resolution may prescribe and, except to the extent so prescribed, as generally pertain to their respective offices, subject to the control of the Board. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

Section 4.4    Vacancies. Whenever vacancies occur in any office by death, resignation, increase in the number of officers of the Corporation or otherwise, the same shall be filled by the Board or the Chief Executive Officer, and the officer so elected shall hold office until such officer’s successor is elected or appointed or until his or her earlier death, resignation or removal.

Section 4.5    Removal. Any officer or agent elected or appointed by the Board or the Chief Executive Officer may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract, common law and statutory rights, if any, of the person so removed. Except as otherwise provided in these Bylaws, no election or appointment of an officer or agent, or service of such officer or agent in such capacity, in and of itself, will create contract rights.

Section 4.6    Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President and the Treasurer of the Corporation shall each have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation or entity in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V
CAPITAL STOCK

Section 5.1    Share Certificates/Uncertificated Shares. Shares of capital stock of the Corporation will be uncertificated and shall not be represented by certificates except as to the extent required by Applicable Laws or as may otherwise be authorized by the Secretary.

Ownership of all uncertificated shares shall be evidenced by book entry notation on the books of the Corporation. Any shares of capital stock represented by a certificate shall be issued in such form as approved by the Board. No certificate representing shares, if any, will be valid unless it is signed by or in the name of the Corporation in accordance with the DGCL. Any certificates issued by the Corporation for any class of capital stock shall be consecutively numbered. The name of the person owning the shares represented thereby, with the class and number of such shares and the date of issue shall be entered in the books and records of the Corporation.

Section 5.2    Transfer of Shares. The Corporation may act as its own transfer agent and registrar for shares of its capital stock or use the services of one or more transfer agents and registrars as the Board by resolution may appoint from time to time. Transfers of uncertificated shares shall be made on the books of the Corporation upon receipt of proper transfer instructions from the registered holder or from such holder’s attorney upon presentment of a power of attorney or other proper evidence of succession, assignment or authority to transfer in accordance with customary procedures for transferring shares in uncertificated form. Transfers of shares, if any, represented by certificates will be made on the books of the Corporation only upon receipt by the Corporation of the certificate or certificates representing such shares properly endorsed for transfer or accompanied by appropriate stock transfer powers. No transfer of shares shall be valid until such transfer has been made upon the books of the Corporation.

Section 5.3    Ownership of Shares. Unless otherwise required by the DGCL or other Applicable Laws, the Corporation may regard the person in whose name any shares issued by the Corporation are registered in the stock transfer records of the Corporation at any particular time (including, without limitation, as of a record date fixed pursuant to Section 1.4) as the owner of such shares at that time for all purposes including but not limited to voting, receiving distributions thereon or notices in respect of, transferring, exercising rights of dissent with respect to, entering into agreements with respect to, or giving proxies with respect to such shares; and neither the Corporation nor any of its officers, Directors, employees or agents shall be liable for regarding that person as the owner of such shares at that time for any of those purposes.

Section 5.4    Regulations Regarding Shares. The Board will have the power and authority to make all such additional rules and regulations, or authorize the Corporation’s transfer agent or registrar to make such additional rules and regulations, as the Board or the transfer agent or registrar, as the case may be, may deem expedient or desirable concerning the issue, transfer and registration of shares of capital stock of the Corporation.

ARTICLE VI
INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 6.1    Indemnification. The Corporation shall, to the fullest extent permitted by the DGCL and other Applicable Laws in effect on the effective date of these Bylaws, and to such greater extent as the DGCL or other Applicable Laws may thereafter permit, indemnify and hold each Indemnitee (as this and all other capitalized words used in this ARTICLE VI and not previously defined in these Bylaws are defined in Section 6.13) harmless from and against any and all Losses and any and all reasonable Expenses incurred by such Indemnitee in connection with any Proceeding in which such Indemnitee is made or threatened to be made a party, or is made or threatened to be made a witness, by reason of the fact that such Indemnitee is or was a Director or officer of the Corporation or is or was serving in another Corporate Capacity at the request of the Corporation.

Section 6.2    Advancement of Expenses. In the event of any threatened or pending Proceeding that may give rise to a right of indemnification to an Indemnitee under this ARTICLE VI, following a written request to the Corporation by such Indemnitee pursuant to Section 6.3, the Corporation shall promptly pay to the Indemnitee, or pay directly to the third party or parties to whom such Expenses are payable, amounts to cover all reasonable Expenses incurred by such Indemnitee in such Proceeding in advance of its final disposition upon the receipt by the Corporation of (a) a written undertaking executed by or on behalf of such Indemnitee providing that the Indemnitee will repay the advances if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as provided in this ARTICLE VI or otherwise under the DGCL or other Applicable Laws and (b) reasonably satisfactory evidence as to the amount and nature of such Expenses incurred.

Section 6.3    Notice of Proceeding; Request for Indemnification. Promptly upon receipt by an Indemnitee of notice of the commencement of, or a threat to commence, any Proceeding for which such Indemnitee anticipates or contemplates making a claim for indemnification or advancement of Expenses pursuant to this ARTICLE VI, the Indemnitee shall notify the Corporation of the commencement or threat of commencement of such Proceeding; provided, however, that any delay in so notifying the Corporation shall not constitute a waiver or release by the Indemnitee of his or her rights hereunder and that any omission by the Indemnitee to so notify the Corporation shall not relieve the Corporation from any liability that it may have to the Indemnitee otherwise than under this ARTICLE VI unless and only to the extent that the Corporation can demonstrate that it was materially prejudiced by such delay or omission. The Indemnitee, along with the notice of commencement of, or threat to commence, such Proceeding, shall submit to the Secretary a written claim for indemnification and advancement of Expenses. Such written claim shall contain sufficient information to reasonably inform the Corporation about the nature of the Proceeding and the extent of the indemnification and advancement of Expenses sought by the Indemnitee. The Secretary shall promptly advise the Board of such claim.

Section 6.4    Determination of Entitlement; No Change of Control. If there has been no Change of Control on or before the date of the determination of an Indemnitee’s entitlement to indemnification pursuant to this ARTICLE VI, such determination shall be made in accordance with Section 145(d) of the DGCL. If the determination is to be made by an Independent Counsel, the Corporation shall furnish notice to the Indemnitee, within 10 days after receipt of the Indemnitee’s claim for indemnification, specifying the identity and address of the selected Independent Counsel. The Indemnitee may, within 14 days after receipt of such written notice, deliver to the Corporation a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of an Independent Counsel (as set forth in Section 6.13) and the objection shall set forth with particularity the factual basis for such assertion. If the Indemnitee so objects to the selection of an Independent Counsel, the Corporation may petition the Court for a determination that the Indemnitee’s objection is without a reasonable basis, and the Indemnitee may petition the

Court for the appointment of an Independent Counsel selected by the Court. No Independent Counsel may serve if a timely objection has been made to his or her selection until a court has determined that such objection is without a reasonable basis.

Section 6.5    Determination of Entitlement; Change of Control. If there has been a Change of Control on or before the date of the determination of an Indemnitee’s entitlement to indemnification pursuant to this ARTICLE VI, such determination shall be made in a written opinion by an Independent Counsel selected by the Indemnitee. The Indemnitee shall give the Corporation written notice advising of the identity and address of the Independent Counsel so selected. The Corporation may, within 14 days after receipt of such written notice of selection, deliver to the Indemnitee a written objection to such selection. The Indemnitee, within 14 days after the receipt of such objection from the Corporation, may submit the name of another Independent Counsel and the Corporation, within seven days after receipt of such written notice, may deliver to the Indemnitee a written objection to the Indemnitee’s second selection. Any objections referred to in this Section 6.5 may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of an Independent Counsel (as set forth in Section 6.13) and such objection shall set forth with particularity the factual basis for such assertion. The Indemnitee may petition the Court for a determination that the Corporation’s objection to the first or second selection of an Independent Counsel is without a reasonable basis or for the appointment of an Independent Counsel selected by the Court. No Independent Counsel may serve if a timely objection has been made to his or her selection until a court has determined that such objection is without a reasonable basis. Upon the final selection of an Independent Counsel in accordance with this Section 6.5, the disinterested members of the Board shall direct the Independent Counsel to make a determination of the Indemnitee’s entitlement to indemnification in a written opinion as permitted under Section 145(d) of the DGCL.

Section 6.6    Presumptions. In any determination or adjudication of an Indemnitee’s right to receive indemnification or advancement of Expenses pursuant to this ARTICLE VI:

(a)    Standard of Conduct Presumed to Have Been Satisfied. Any Indemnitee shall be presumed to have satisfied the applicable standard of conduct under the DGCL or other Applicable Laws to entitle him or her to indemnification in accordance with Section 6.1, and the Corporation shall have the burden of proof to overcome the presumption by clear and convincing evidence.

(b)    No Effect of Adverse Resolution of Proceeding. The termination of any Proceeding, or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, in and of itself, shall not adversely affect the right of an Indemnitee to indemnification or create a presumption that the Indemnitee did not satisfy the applicable standard of conduct under the DGCL or other Applicable Laws to entitle him or her to indemnification.

(c)    Employee Plans. A person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan of the Corporation shall be deemed to have acted in good faith and in a manner not opposed to the best interests of the Corporation.

(d)    Reliance on Books and Records; Opinions, Reports. A person shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal Proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if his or her action was taken in reliance upon (i) the records or books of account or other records of the Corporation or another entity for which such person is or was serving in a Corporate Capacity at the request of the Corporation, (ii) information, opinions, reports or statements presented to him or her or to the Corporation or another entity for which such person is or was serving in a Corporate Capacity at the request of the Corporation by any of the Corporation’s or such other entity’s officers, employees or Directors, or Board Committees, or by any other person as to matters that the person relying on such information reasonably believes are in such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation or such other entity or (iii) on information or records given or reports made to the Corporation, or to another entity for which such person is or was serving in a Corporate Capacity at the request of the Corporation, by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by or on behalf of the Corporation or such other entity. The provisions of this paragraph shall not be deemed to be exclusive or to limit in any way the circumstances in which an Indemnitee may be deemed to have met the applicable standards of conduct for determining entitlement to rights under this ARTICLE VI.

(e)    Expenses Presumed Reasonable. An Indemnitee will have the burden of showing that the Indemnitee actually incurred any Expenses for which the Indemnitee requests indemnification or advancement pursuant to Section 6.1 or Section 6.2. If the Corporation has made any advance payments in respect of any Expenses incurred by the Indemnitee without objecting in writing to the Indemnitee at the time of the advance to the reasonableness thereof, the incurrence of that Expense by the Indemnitee will be deemed for all purposes hereunder to have been reasonable. In the case of any Expense as to which such an objection has been made, or any Expenses for which no advance has been made, the incurrence of that Expense will be presumed to have been reasonable, and the Corporation will have the burden of proof to overcome that presumption.

(f)    No Knowledge Imputed to Indemnitee. Neither the knowledge nor the conduct of any other Director, officer, employee, agent, manager, member, representative, administrator or other official of the Corporation, or any other entity for which an Indemnitee is or was serving at the request of the Corporation, shall be imputed to the Indemnitee.

(g)    Presumed to be Serving at the Request of the Corporation. A person serving in a Corporate Capacity with a direct or indirect subsidiary of the Corporation or another entity in the course of carrying out his or her duties to the Corporation or any direct or indirect subsidiary of the Corporation will, absent evidence to the contrary, be deemed to be serving in such Corporate Capacity at the request of the Corporation regardless of whether or not such request was made in writing.

Section 6.7    Independent Counsel Expenses. The Corporation shall pay any and all reasonable fees and expenses of an Independent Counsel selected or appointed pursuant to this

ARTICLE VI and in any Proceeding brought pursuant to Section 6.8 to which such Independent Counsel is a party or witness in respect of its investigation and written report. The Corporation shall also pay all reasonable fees and expenses incident to the procedures in which such Independent Counsel was selected or appointed, including all reasonable fees and expenses incident to a Court petition to select or appoint an Independent Counsel.

Section 6.8    Adjudication to Enforce Rights. In the event that (a) a determination is made pursuant to Section 6.4 or Section 6.5 that an Indemnitee is not entitled to indemnification under this ARTICLE VI; (b) advancement of Expenses is not timely made pursuant to Section 6.2; (c) a determination to be made pursuant to Section 6.4 (unless such determination is to be made by Independent Counsel) is not made and furnished to Indemnitee in writing within 60 days after the date of the Indemnitee’s claim for indemnification delivered pursuant to Section 6.3; (d) an Independent Counsel has not made and delivered a written opinion determining the claim for indemnification (i) within 90 days after being appointed by the Court, (ii) within 90 days after objections to his or her selection have been overruled by the Court or (iii) within 90 days after the time for the Corporation or Indemnitee to object to such Independent Counsel’s selection has expired; or (e) payment of indemnification is not made within five days after a determination in favor of the Indemnitee has been made pursuant to Section 6.4 or Section 6.5, the Indemnitee may petition the Court to enforce his or her rights to indemnification and/or advancement of Expenses pursuant to this ARTICLE VI. In the event that a determination shall have been made that the Indemnitee is not entitled to indemnification, any adjudication commenced pursuant to this Section 6.8 shall be conducted in all respects as a de novo trial on the merits and the Indemnitee shall not be prejudiced by reason of that adverse determination. If a determination shall have been made or is deemed to have been made pursuant to Section 6.4 or Section 6.5 that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any Proceeding commenced pursuant to this Section 6.8, or otherwise, unless the Indemnitee knowingly misrepresented a material fact in connection with the claim for indemnification, or such indemnification is prohibited by Applicable Laws. In the event of any determination pursuant to Section 6.4 or Section 6.5 that is adverse to the Indemnitee, the Indemnitee must commence Proceedings under this Section 6.8 within one year following notice of such determination to the Indemnitee or be bound by such determination for all purposes under this ARTICLE VI. The Corporation shall be precluded from asserting in any Proceeding commenced pursuant to this Section 6.8 that the procedures and presumptions of this ARTICLE VI are not valid, binding and enforceable. If an Indemnitee prevails in any Proceeding brought pursuant to this Section 6.8, then the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by him or her in such Proceeding. If it shall be determined in such Proceeding that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, then the Expenses incurred by Indemnitee in connection with such Proceeding shall be prorated between the Indemnitee and the Corporation based upon the percentage that the amount of indemnification and Expenses awarded to the Indemnitee in such Proceeding bears to the total amount of indemnification and Expenses sought by the Indemnitee in such Proceeding.

Section 6.9    Participation by the Corporation. With respect to any Proceeding (or any Matter therein) to which the Corporation is not a party: (a) the Corporation will be entitled to participate therein at its own expense; (b) except as otherwise provided below, to the extent that, and for so long as, the Corporation has agreed in writing that an Indemnitee is entitled to full indemnification for a Proceeding or any Matter therein, the Corporation (jointly with any other indemnifying party similarly notified) will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee; and (c) the Corporation shall not be liable to indemnify the Indemnitee under this ARTICLE VI for any amounts paid in settlement of any action or claim effected without its prior written consent, which consent shall not be unreasonably withheld. After receipt of notice from the Corporation to the Indemnitee of the Corporation’s election to assume the defense of a Proceeding (or any Matter therein) pursuant to this Section 6.9, the Corporation will not be liable to the Indemnitee under this ARTICLE VI for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof except as otherwise provided below. The Indemnitee shall have the right to employ his or her own counsel in such Proceeding, but the fees and expenses of such counsel incurred after the Corporation has assumed the defense thereof shall be at the expense of the Indemnitee unless the employment of separate counsel by Indemnitee has been authorized by the Corporation. Notwithstanding the foregoing, the Corporation shall have no right to assume the defense of any Proceeding or any Matter therein if (x) the Indemnitee reasonably concludes that there is a conflict of interest between the Corporation and the Indemnitee in the conduct of the defense of such Proceeding or Matter; (y) the Corporation does not employ counsel or otherwise fails to diligently defend such Proceeding or Matter; or (z) the Proceeding involves allegations of criminal violations against the Indemnitee, and the fees and expenses of counsel employed by Indemnitee shall be subject to advancement and indemnification (and all limitations thereto) pursuant to the terms of this ARTICLE VI. The Corporation shall not settle any Proceeding or any Matter therein in any manner that would impose any restrictions or unindemnified Losses on the Indemnitee without Indemnitee’s prior written consent, which consent shall not be unreasonably withheld.

Section 6.10    Nonexclusivity of Rights; Successors in Interest

(a)    Nonexclusivity. The rights of indemnification and advancement of Expenses as provided by this ARTICLE VI shall not be deemed exclusive of any other rights to which an Indemnitee may at any time be entitled under the DGCL or other Applicable Laws, the Certificate of Incorporation, these Bylaws, any agreement, a vote of Stockholders or a resolution of Directors, or otherwise. No amendment, alteration or repeal of this ARTICLE VI or any provision of these Bylaws shall be effective as to any Indemnitee for acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal was adopted. The provisions of this ARTICLE VI shall be deemed to preclude the indemnification of any person who is not specified in this ARTICLE VI as having the right to receive indemnification.

(b)    Successors in Interest. The provisions of this ARTICLE VI shall inure to the benefit of any Indemnitee and his or her heirs, executors, administrators or personal representatives and be binding upon, and enforceable against, the Corporation and its successors and assigns, including (i) any resulting or surviving entity or entities of any consolidation or merger in which the Corporation is a constituent entity and ceases to exist as a separate entity;

and (ii) any successor of all or substantially all of the assets and properties of the Corporation (in which event, the Corporation shall cause any such successor of the Corporation’s assets and properties to agree to assume the obligations of the Corporation under this ARTICLE VI).

Section 6.11    Insurance; Third Party Payments; Subrogation. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any Losses or Expenses, whether or not the Corporation would have the power to indemnify such person against such Losses or Expenses under the DGCL or other Applicable Laws. The Corporation shall not be liable under this ARTICLE VI to make any payment of amounts otherwise payable hereunder if, but only to the extent that, an Indemnitee has previously actually received such payment of such amounts from a third party under any insurance policy, contract, agreement or other arrangement. Without limiting the effect of the foregoing, in the event that any Indemnitee is entitled to indemnification or advancement of Expenses for the same Losses or Expenses from both the Corporation under this ARTICLE VI or otherwise and another entity (other than a wholly-owned subsidiary of the Corporation, whether owned directly by the Corporation or indirectly through other subsidiaries) as a result of such Indemnitee serving in a Corporate Capacity for such other entity, then, as between the Corporation and such other entity, the Corporation’s obligations to provide indemnification or advancement of Expenses will be secondary to the obligations of such other entity, and the Corporation will only be obligated to pay such indemnification or advancement of Expenses upon the denial of any claim for such indemnification or advancement of Expenses by such other entity. In the event of any payment hereunder, the Corporation shall be subrogated to the extent of such payment to all the rights of recovery of an Indemnitee, who shall execute all documents or other instruments and take all other actions, at the Corporation’s expense, as are reasonably requested by the Corporation and necessary to secure such rights, including the execution of any documents necessary to enable the Corporation to bring a Proceeding to enforce such rights.

Section 6.12    Certain Actions for Which Indemnification Is Not Provided. Notwithstanding any other provision of this ARTICLE VI, no person shall be entitled to indemnification or advancement of Expenses under this ARTICLE VI with respect to (a) any Proceeding or any Matter therein initiated by such person or any counter-claim or third-party claim made or threatened in response to a Proceeding initiated by such person except for (i) any Proceeding authorized by the Corporation or (ii) any Proceeding brought by an Indemnitee pursuant to Section 6.8 or otherwise to enforce his or her rights under this ARTICLE VI, or (b) any claim made against an Indemnitee for an accounting of profits, under Section 16(b) of the Exchange Act or any similar provision of the DGCL or other Applicable Laws, from the purchase and sale, or sale and purchase, by the Indemnitee of securities of the Corporation.

Section 6.13    Definitions. For purposes of this ARTICLE VI:

“Change of Control” means a change in control of the Corporation after the date Indemnitee acquired his or her Corporate Capacity, which shall be deemed to have occurred in any one of the following circumstances occurring after such date: (i) there shall have occurred an event that is or would be required to be reported with respect to the Corporation in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, if the Corporation is or were subject to such reporting requirement; (ii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall have become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation’s then outstanding voting securities without prior approval of at least two-thirds of the members of the Board in office immediately prior to such person’s attaining such percentage interest; (iii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Directors then in office thereafter; (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including, for this purpose, any new Director whose election or nomination for election by the Stockholders was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period) cease for any reason to constitute a majority of the Directors then in office; or (v) approval by the Stockholders of the Corporation of a complete liquidation or dissolution of the Corporation, other than a liquidation or dissolution in connection with a transaction to which clause (iii) above applies.

“Corporate Capacity” describes the status of an individual as (i) a Director or officer of the Corporation, or (ii) a director, officer, manager, partner, member, member representative, trustee or other duly appointed official of any other corporation, partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise or entity.

“Court” means the Court of Chancery of the State of Delaware or any other court of competent jurisdiction.

“Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, expert fees, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

“Indemnitee” means any person who is or is threatened to be made a party or witness in any Proceeding by reason of serving as a Director or officer of the Corporation or in another Corporate Capacity at the request of the Corporation.

“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither presently is, nor in the five years previous to his, her or its selection or appointment has been, retained to represent: (i) the Corporation or the applicable Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.

“Losses” means losses, judgments, fines, penalties, damages, amounts paid in settlement and other actual out of pocket losses.

“Matter” means a claim, a material issue or a substantial request for relief.

“Proceeding” means any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative or investigative.

Section 6.14    Notices under Article VI. Any communication required or permitted to be given to the Corporation under this ARTICLE VI shall be addressed to the Secretary at the Corporation’s principal office and any such communication to an Indemnitee shall be addressed to the Indemnitee’s address as shown on the Corporation’s records unless he or she specifies otherwise and shall be personally delivered, delivered by U.S. Mail, or delivered by commercial express overnight delivery service, or by facsimile, electronic mail or other means of electronic transmission consented to by the intended recipient. Any such notice shall be effective upon receipt.

Section 6.15    Contractual Nature of Rights; Contribution

(a)    Contractual Nature of Rights. The rights to indemnification and advancement of Expenses provided in this ARTICLE VI shall be considered the equivalent of a contract right that vests upon the occurrence or alleged occurrence of any act or omission that forms the basis for or is related to the Proceeding for which indemnification or advancement of Expenses is sought by an Indemnitee, to the same extent as if the provisions of this ARTICLE VI were set forth in a separate, written contract between such Indemnitee and the Corporation. Such rights shall survive the termination of any Indemnitee’s service, whether by resignation, removal or otherwise, and will continue to be effective with respect to actions taken or events occurring, in whole or in part, during the term of such Indemnitee’s office regardless of when any Proceeding giving rise to an Indemnitee’s rights under this ARTICLE VI are commenced. No repeal, amendment or modification to this ARTICLE VI, or any provisions of these Bylaws, will limit, restrict or otherwise adversely affect the rights of any Indemnitee with respect to any actions taken or events occurring, in whole or part, prior to the date of such repeal, amendment or modification regardless of when any Proceeding giving rise to an Indemnitee’s rights under this ARTICLE VI are commenced.

(b)    Contribution. If it is established that any Indemnitee has the right to be indemnified under Section 6.1 or is entitled to advancement of Expenses under Section 6.2 in respect of any Proceeding, or Matter therein, but that right is unenforceable by reason of any Applicable Laws or public policy, then, to the fullest extent permitted by Law, the Corporation, in lieu of indemnifying the Indemnitee in accordance with Section 6.1, will contribute or cause to be contributed an amount to the Indemnitee to offset the Losses the Indemnitee has incurred, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement or for Expenses reasonably incurred, in connection with such Proceeding or Matter, as is deemed fair and reasonable in light of all the circumstances of the Proceeding or Matter in order to reflect: (i) the relative benefits that the Indemnitee and the Corporation have received as a result of the events or transactions giving rise to the Proceeding or Matter; or (ii) the relative fault of the Indemnitee and of the Corporation and its other employees, officers or agents in connection with the events or transactions.

Section 6.16    Indemnification of Employees, Agents and Fiduciaries. The Corporation, by adoption of a resolution of the Board, may indemnify and advance Expenses to a person who is an employee, agent or fiduciary of the Corporation including any such person who is or was serving at the request of the Corporation as an employee, agent or fiduciary of any other corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other entity to the same extent and subject to the same conditions (or to such lesser extent and/or with such other conditions as the Board may determine) under which it may indemnify and advance Expenses to an Indemnitee under this ARTICLE VI. The Board, by resolution, may delegate its right and authority to approve the indemnification of, or the advancement of Expenses to, any employee, agent or fiduciary of the Corporation to the Chief Executive Officer or any Vice President, in consultation with the General Counsel or other chief legal officer of the Corporation.

ARTICLE VII
MISCELLANEOUS

Section 7.1    Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December of each year or as otherwise provided by a resolution adopted by the Board.

Section 7.2    Corporate Seal. The Corporation may adopt a corporate seal, which will have the name of the Corporation inscribed thereon and will be in such form as the Board by resolution may approve from time to time.

Section 7.3    Self-Interested Transactions. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other entity in which one or more of its Directors or officers are Directors or officers (or hold equivalent offices or positions), or have a financial interest, will be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or Board Committee which authorizes the contract or transaction, or solely because his, her or their votes are counted for that purpose, if: (a) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the Board Committee, and the Board or Board Committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (b) the material facts as to the Director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of those Stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a Board Committee or the Stockholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a Board Committee which authorizes the contract or transaction.

Section 7.4    Form of Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that such records so kept can be converted into clearly legible paper form within a reasonable time.

Section 7.5    Bylaw Amendments. The Board has the power to adopt, amend, repeal or restate from time to time these Bylaws. Any adoption, amendment, repeal or restatement of these Bylaws by the Board shall require the approval of a majority of the Directors then in office. The Stockholders shall also have the power to adopt, amend, repeal or restate these Bylaws at any meeting of the Stockholders before which such matter has been properly brought in accordance with Section 1.10; provided, however, that, except for any amendment, repeal or restatement approved by a majority of the Directors then in office prior to submission for a Stockholder vote, in addition to any vote of the holders of any class or series of capital stock of the Corporation required by the DGCL or other Applicable Laws or by the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of the then issued and outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to adopt, amend, repeal or restate any provision of these Bylaws.

Section 7.6    Notices; Waiver of Notice.

(a)    Delivery of Notice. Any notice required to be given to any Director under the provisions of the DGCL or other Applicable Laws, the Certificate of Incorporation or these Bylaws, will be deemed to be sufficient if given (i) by facsimile, electronic mail or other form of electronic transmission or (ii) by deposit of the same in the United States mail, with postage paid thereon, addressed to the person entitled thereto at his or her address as it appears in the records of the Corporation, and that notice shall be deemed to have been given on the day of such transmission or mailing, as the case may be. Any notice required to be given to any Stockholder under the provisions of the DGCL or other Applicable Laws, the Certificate of Incorporation or these Bylaws, will be deemed to be sufficient if given (i) by electronic mail, when directed to such stockholder’s electronic mail address in accordance with Section 232 of the DGCL, (ii) by mail, when deposited in the United States mail, with postage paid thereon, addressed to the stockholder at his or her address as it appears in the records of the Corporation or (iii) by courier service, upon the earlier of when the notice is received or left at the stockholder’s address. Any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws provided by means of electronic transmission (other than any such notice given by electronic mail) may only be given in a form consented to by such stockholder, and any such notice by such means of electronic transmission shall be deemed to be given as provided by the DGCL.

(b)    Waiver of Notice. As to any notice required to be given to any Stockholder or Director under the provisions of the DGCL or other Applicable Laws, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to that notice or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, will be equivalent to the giving of that notice. Attendance of a person at a meeting will constitute a waiver of notice of that meeting, except when the person attends a meeting solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders, the Board or any Board Committee need be specified in any written waiver of notice or any waiver by electronic transmission unless the Certificate of Incorporation or these Bylaws so require.

Section 7.7    Resignations. Any Director or officer of the Corporation may resign at any time. Any such resignation shall be made by notice in writing (including by electronic transmission) provided to the Chairman of the Board, the Chief Executive Officer or the Secretary and shall take effect at the time specified in such notice, or, if such notice does not specify any time, at the time of its receipt by the Chairman of the Board, the Chief Executive Officer or the Secretary. The acceptance of a resignation by the Chairman of the Board, in the case of a Director or officer, or by the Chief Executive Officer or Secretary in the case of an officer, will not be necessary to make it effective, unless that resignation expressly so provides.

Section 7.8    Books, Reports and Records. The Corporation shall keep books and records of account and shall keep minutes of the proceedings of the Stockholders, the Board and each Board Committee. Each Director and each member of any Board Committee shall, in the performance of his or her duties, be fully protected in relying in good faith on the books of account or other records of the Corporation and on information, opinions, reports or statements presented to him or her or to the Corporation by any of the Corporation’s officers, employees or other Directors, or Board Committees, or by any other person as to matters the Director or member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 7.9    Severability. If any provision or provisions of these Bylaws shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and the provisions of these Bylaws so held to be invalid, illegal or unenforceable shall be modified to the extent necessary to be conformed with Applicable Laws and to give effect, to the fullest extent possible, the intent manifested hereby.

Section 7.10    Facsimile Signatures. Facsimile or electronic signatures of the Chairman of the Board, any other Director, or any officer or officers of the Corporation may be used whenever and as authorized by the Board.

Section 7.11    Construction. When used in these Bylaws, the word “hereunder” and words of similar import refer to these Bylaws as a whole and not to any provision of these Bylaws, and the words “Article” and “Section” refer to Articles and Sections of these Bylaws unless otherwise specified. Whenever the context so requires, the singular number includes the plural and vice versa, and a reference to one gender includes the other gender and the neuter. The word “including” (and, with correlative meaning, the word “include”) means including, without limiting the generality of any description preceding that word, and the words “shall” and “will” are used interchangeably and have the same meaning. Except as otherwise provided, wherever any statute, rule or regulation, or any section or provision thereof, is referred to in these

Bylaws such reference shall be deemed to include any amendment or modification thereof from time to time, or any successor statute, rule or regulation.

Section 7.12    Captions. Captions to Articles and Sections of these Bylaws are included for convenience of reference only and do not constitute a part of these Bylaws for any other purpose or in any way affect the meaning or construction of any provision of these Bylaws.

Adopted: October 27, 2021
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